Exhibit 10.9

CHINA COMMERCIAL CREDIT INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

(in thousands, except per share amount)

	May 31, 2018
	CCCR	Pro Forma adjustments	Notes	Pro Forma
	unaudited
ASSETS
Cash and cash equivalents	$2,676	$(821)	(a)(b)	1,855
Restricted cash	10	(10)	(a)	-
Notes receivable	16	(16)	(a)	-
Loan receivable, net	4,918	(4,918)	(a)	-
Interest receivable	58	(58)	(a)	-
Property and equipment, net	2,021	(15)	(a)	2,006
Other assets	44	(28)	(a)	16
Total assets	$9,743	$(5,866)		$3,877

LIABILITIES AND SHAREHOLDERS’ (DEFICIT) EQUITY
Liabilities
Deposit payable	$271	$(271)	(a)	$-
Accrual for financial guarantee services	9,884	(9,884)	(a)	-
Other current liabilities	95	(95)	(a)	-
Subscription for private placements	-	-		-
Due to a related party	382	(382)	(a)	-
Income tax payable	342	(342)	(a)	-
Other noncurrent liabilities	261	-		261
Total liabilities	11,235	$(10,974)		261

Shareholders' Equity
Common Stock	20	-		20
Subscription receivable	(1)	1	(a)	-
Additional paid-in capital	71,773	(44,064)	(a)	27,669
Statutory reserve	5,442	(5,442)	(a)	-
Due from a non-controlling shareholder	(1,114)	1,114	(a)	-
Accumulated other comprehensive income	4,323	(4,693)	(a)	(370)
(Accumulated deficit)/Retained earnings	(81,895)	58,192	(c)	(23,703)
Total Shareholders’ (Deficit)/Equity	(1,492)	5,108		3,616
Total Liabilities and Shareholders’ (Deficit)/Equity	$9,743	$(5,866)		$3,877

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CHINA COMMERCIAL CREDIT INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

FOR THE FIVE MONTHS ENDED MAY 31, 2018

(in thousands, except per share amount)

	For the five months ended May 31, 2018
	CCCR	Pro Forma adjustments	Notes	Pro Forma
	unaudited
Net interest and fee income	$149	$(101)	(d)	$48
Reversal of provision for loan losses and financial lease losses	330	(330)	(d)	-
Provision for financial guarantee services	(104)	(104)	(d)	-
Net revenue	375	(327)		48

Non-interest expenses
Salaries and employee surcharge	(154)	32	(d)	(122)
Rental expenses	(19)	7	(d)	(12)
Changes in fair value of noncurrent liabilities	(148)	-		(148)
Other operating expense	(786)	111	(d)	(675)
Total non-interest expenses	(1,107)	150		(957)

Loss before income taxes	(732)	(177)		(909)

Income tax expense	-	-		-

Net loss	$(732)	$(177)		$(909)
Loss per Share- Basic and Diluted	(0.037)	-		(0.046)
Weighted Average Shares Outstanding-Basic and Diluted	19,835	-		19,835

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CHINA COMMERCIAL CREDIT INC.

UNAUDITED PRO FORMA CONDENSED COMBINED INCOME STATEMENTS

FOR THE YEAR ENDED DECEMBER 31, 2017

(in thousands, except per share amount)

	For the year ended December 31, 2017
	CCCR	Pro Forma adjustments	Notes	Pro Forma

Net interest and fee income	$404	$(369)	(d)	$35
Provision for loan losses and financial lease losses	(3,055)	3,055	(d)	-
Commission and fees on financial guarantee services	3	(3)	(d)	-
Provision for financial guarantee services	(2,839)	2,839	(d)	-
Net revenue	(5,487)	5,522		35

Non-interest expenses
Salaries and employee surcharge	(959)	168	(d)	(791)
Rental expenses	(58)	28	(d)	(30)
Business taxes and surcharge	(6)	6	(d)	-
Legal and consulting expenses relating to acquisition	(2,750)	-		(2,750)
Changes in fair value of noncurrent liabilities	(266)	-		(266)
Other operating expense	(1,174)	716	(d)	(458)
Total non-interest expenses	(5,213)	918		(4,295)
Loss before income taxes	(10,700)	(6,440)		(4,260)

Income tax expense	-	-		-

Net loss	$(10,700)	$(6,440)		$(4,260)
Loss per Share- Basic and Diluted	(0.598)	-		(0.238)
Weighted Average Shares Outstanding-Basic and Diluted	17,894	-		17,894

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NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands, except per share amount)

(a)	These adjustments reflect the elimination of assets and liabilities attributable to CCCR International Investment Ltd. (“Disposal Group”).
(b)	This adjustment reflects the receipt of cash consideration at the closing of the transaction of US$500,000, after reduction for transaction costs and cash, as of May 31, 2018.
(c)	This adjustment reflects the gain on the transaction based on the net assets as of May 31, 2018. This estimated gain has not been reflected in the Pro Forma Consolidated Statements of Operations as it is considered to be nonrecurring in nature. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustment under the terms of the agreement.
(d)	These adjustments reflect the elimination of Disposal Group operating revenues and costs.
(e)

During the period from March  31, 2018 to the closing date, the Company raised capital of US$3.3 million to support its luxury car leasing services which just started up in May 2018. As of May 31, 2018, the Company purchased luxury cars at the cost of US$2.0 million.

The Company earned approximately US$48,000 from the luxury car leasing services for the period since the inception of luxury car leasing service through May 31, 2018. As of May 31, 2018, the Company had a net asset of US$3.6  million.

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